Exhibit 99.1

Northern Oil and Gas Announces $59.3 Million Registered Direct Offering of Common Stock

WAYZATA, Minnesota— Northern Oil and Gas, Inc. (NYSE Amex: NOG) (“Northern Oil”) announced today that it entered into definitive agreements to sell 6.5 million shares of its common stock at $9.12 per share in a registered direct offering. Net proceeds to Northern Oil after deduction of agency fees and estimated expenses will be approximately $56.2 million. The transaction is expected to close on November 4, 2009, subject to customary closing conditions.

Northern Oil intends to use the proceeds from the offering to repay the current borrowings under its revolving credit facility, pursue acquisition opportunities, and other working capital purposes. Canaccord Adams Inc. acted as lead placement agent for the offering. FIG Partners, LLC acted as co-placement agent for the offering.

A shelf registration statement relating to these securities previously was filed and declared effective by the Securities and Exchange Commission. A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful. A copy of the base prospectus and prospectus supplement (once filed) can be obtained at the Securities and Exchange Commission’s website http://www.sec.gov or via written request to Northern Oil and Gas, Inc. at 315 Manitoba Avenue, Suite 200, Wayzata, MN, 55391, Attention Investor Relations.

ABOUT NORTHERN OIL AND GAS, INC.

Northern Oil is an exploration and production company based in Wayzata, Minnesota with activities focused primarily in the Rocky Mountain Region of the United States, specifically the Williston Basin. More information about Northern Oil can be found at www.NorthernOil.com or by calling investor relations at 772-219-7525.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

This press release references working interest percentages that are the best estimates of the Company. Final working interest is not determined until a division order title opinion is completed by the operator and signed off by all participants.

CONTACT:

Investor Relations
772-219-7525

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